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EXHIBIT 10.1


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "FOURTH AMENDMENT") is made and entered into as of September 14, 2005, by and among Beverly Radiology Medical Group III, a California general partnership ("BRMG", as Administrative Borrower ("ADMINISTRATIVE BORROWER"), Radnet Management, Inc., a California corporation ("RMI" and, collectively with the Administrative Borrower, the "BORROWERS"), Primedex Health Systems, Inc., a New York corporation ("PARENT"), Bridge Healthcare Finance, LLC ("BHF"), as successor administrative agent to Wells Fargo Foothill, Inc. ("WFF") for the Lenders referred to below (BHF, together with its successors and assigns in such capacity, "AGENT") and the Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Borrowers, Parent, various lenders from time to time a party thereto (the "LENDERS") and Agent are parties to that certain Credit Agreement, dated as of July 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         WHEREAS, repayment of the Obligations is secured by a first priority perfected security interest in the Collateral;

         WHEREAS, Borrowers have requested that Agent and Lenders to amend the Credit Agreement to, among other things, make BHF successor Agent to WFF, and Agent and Lenders are willing to make such amendments upon the terms and conditions set forth herein;

         WHEREAS, BHF and Bridge Opportunity Finance, LLC ("BOF") have entered into that certain Loan Purchase and Assignment Agreement dated of even date herewith pursuant to which BHF and BOF will purchase the Revolver Commitment, Advances and Term Loan of WFF, and BOF will thereby become a Lender under the Credit Agreement; and

         WHEREAS, this Fourth Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Fourth Amendment;

         NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

         SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as of the Fourth Amendment Effective Date, as follows:

                  2.01 Notwithstanding the provisions of SECTION 2.3(b), SECTION 2.12, SECTION 2.13 and SECTION 15.19, after the Fourth Amendment Effective Date, Bank Products, Letters of Credit, the LIBOR Rate Option and Swing Loans shall no longer be offered by Agent and the Lenders and such provisions shall be of no


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force and effect. After the Fourth Amendment Effective Date, any Section of the
Credit Agreement or any other Loan Document referencing Bank Products, Letters of Credit, Swing Loans or the LIBOR Rate option or any term related thereto, to the extent they relate to Bank Products, Letters of Credit and Swing Loans, shall be deemed to have been deleted therefrom.

                  2.02 On and after the Fourth Amendment Effective Date, each reference to "California time" contained in the Credit Agreement or any other Loan Document shall be a reference to "Chicago time".

                  2.03 On and after the Fourth Amendment Effective Date, (i) pursuant to the Fourth Amendment, BHF (together with its successors in such capacity) has become successor Agent to WFF under the Credit Agreement and other Loan Documents, (ii) pursuant to the Loan Purchase and Assignment Agreement, BOF has become a Lender under the Loan Documents, and (iii) pursuant to the Loan Purchase and Assignment Agreement, WFF shall no longer be a Lender under the Loan Documents.

                  2.04 The preamble to the Credit Agreement is hereby amended and restated as follows:

                  "THIS CREDIT AGREEMENT is entered into as of July 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), , by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), and BRIDGE HEALTHCARE FINANCE, LLC ("BHF"), as successor administrative agent to Wells Fargo Foothill, Inc. (BHF, in such capacity, together with its successors and assigns in such capacity, "AGENT"), and PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation ("PARENT"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, are referred to hereinafter each individually as a "BORROWER", and individually and collectively, jointly and severally, as the "Borrowers").

                  2.05 SCHEDULE 1.1 of the Credit Agreement is hereby amended by deleting the following definitions therefrom: "ACCOUNTS RECEIVABLE SERVICING AGENT", "BANK PRODUCT", "BANK PRODUCT AGREEMENTS", "BANK PRODUCT OBLIGATIONS", "BANK PRODUCT PROVIDER", "BANK PRODUCT RESERVE", "BASE LIBOR RATE", "BASE RATE MARGIN", "BASE RATE TERM LOAN MARGIN", "FEE LETTER", "INTEREST PERIOD", "ISSUING LENDER", "L/C", "L/C DISBURSEMENT", "L/C UNDERTAKING", "LETTER OF CREDIT", "LETTER OF CREDIT USAGE", "LIBOR DEADLINE", "LIBOR NOTICE", "LIBOR OPTION", "LIBOR RATE LOAN", "LIBOR RATE MARGIN", "RISK PARTICIPATION LIABILITY", "SWING LENDER", "SWING LOAN", "UNDERLYING ISSUER", "UNDERLYING LETTER OF CREDIT", "WELLS FARGO" and "WFF".

                  2.06 SCHEDULE 1.1 of the Credit Agreement is further amended by adding the following definitions in their proper alphabetical order to read as follows:

                  "BHF" means Bridge Healthcare Finance, LLC.

                  "BLOCKED ACCOUNTS" means, collectively, the Government Blocked Account and the Non-Government Blocked Account.


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                  "BOF" means Bridge Opportunity Finance, LLC.

                  "BRIDGE COLLECTION ACCOUNT" means an account maintained by Agent at LaSalle Bank National Association, No. 58800678236, or such other account as may be designated from time to time in writing by Agent to Administrative Borrower.

                  "BRMG" means Beverly Radiology Medical Group, III, a California general partnership.

                  "BRMG PARTNERS" means Beverly Radiology Medical Group, Inc., a California corporation and Pronet Imaging Medical Group, Inc., a California corporation.

                  "COLLATERAL ASSIGNMENT" means any agreement pursuant to which any agreement or instrument, or any right thereunder, is assigned to Agent as collateral security for the Obligations, in each case, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "COLLECTION CUSTODIAL AGREEMENT" means that certain Collection Custodial Agreement dated as of September 14, 2005 among Dr. Berger, Borrowers and Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "CORPORATE GUARANTORS" means Parent, the BRMG Partners and each Subsidiary of each Borrower and Parent, PROVIDED that, the term Corporate Guarantors shall not include (a) "Burbank Advanced LLC" and
         (b) so long as SECTIONS 4.29 and 6.17 remain true and correct, the Non-Material Subsidiaries; and "CORPORATE GUARANTOR" means any one of them.

                  "CREDIT PARTY" means each Borrower and each Corporate
         Guarantor.

                  "DR. BERGER" means Howard G. Berger, M.D.

                  "FISCAL QUARTER" means the three-month period ending as of the last day of each April, July, October, and January.

                  "FOURTH AMENDMENT" means that certain Fourth Amendment to Credit Agreement dated as of September 14, 2005 among Borrowers, Parent, Agent and Lenders.

                  "FOURTH AMENDMENT EFFECTIVE DATE" means September 14, 2005.

                  "GALT NOTE" means that certain promissory noted dated December 19, 2003, issued by Parent to Galt Financial, Ltd., in the original principal amount of $1,000,000, as amended, restated, supplemented or otherwise modified from time to time.

                  "GOVERNMENT REIMBURSEMENT PROGRAM" shall mean (i) the Medicare program established under Title XVIII of the Federal Social Security Act, the Federal Employees Health Benefit Program under 5 U.S.C. ss.ss. 8902 et seq., the TRICARE program established by the Department of Defense under 10 U.S.C. ss.ss. 1071 et seq. or the Civilian Health and


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         Medical Program of the Uniformed Services under 10 U.S.C. ss.ss. 1079 and 1086, (ii) the Medicaid program of any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Federal Social Security Act or (iii) any agent, administrator, intermediary or carrier for any of the foregoing.

                  "GOVERNMENTAL ACCOUNT DEBTOR" means an Account Debtor that is a Government Reimbursement Program.

                  "GOVERNMENT BLOCKED ACCOUNT" means the deposit account or accounts established pursuant to SECTION 2.7(a) of this Agreement maintained at the Cash Management Bank into which all Collections of Accounts from Governmental Account Debtors shall be deposited; the Governmental Blocked Account shall be an account in the name of a Borrower, and shall be the sole and exclusive property of such Borrower.

                  "INTERCOMPANY MANAGEMENT AGREEMENT" means, that certain Amended and Restated Management and Service Agreement, dated January 1, 2004, between RMI, as manager, and BRMG, as customer.

                  "INTERCREDITOR AGREEMENT" means that certain Amended and Restated Intercreditor Agreement dated as of September 14, 2005, among BHF, as Agent, General Electric Capital Corporation, for itself and on behalf of General Electric Company and GE Healthcare Financial Services, Inc., Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as Agent for U.S. Bank, N.A. as Trustee or Collateral Agent, Post Advisory Group, LLC, as collateral agent, and the other parties named therein, as may be amended, restated, supplemented or otherwise modified from time to time.

                  "LOAN PURCHASE AND ASSIGNMENT AGREEMENT" means that certain Loan Purchase and Assignment Agreement dated as of September 14, 2005, among WFF, BHF, BOF and the Credit Parties, as may be amended, restated, supplemented or otherwise modified from time to time.

                  "NON-GOVERNMENT BLOCKED ACCOUNT" means the deposit account or accounts established pursuant to SECTION 2.7(b) of this Agreement maintained at the Cash Management Bank into which all Collections of Accounts other than from Governmental Account Debtors shall be deposited; the Non-Governmental Blocked Account shall be an account in the name of Agent (or a Borrower for the sole benefit of Agent and Lenders), and shall be the sole and exclusive property of Agent.

                  "OIG" means Office of the Inspector General of the United States Department of Health and Human Services, or any successor office thereto.

                  "POST ADVISORY SUBORDINATION AGREEMENT" shall mean that certain Amended and Restated Intercreditor and Subordination Agreement dated as of September 14, 2005, among Post Advisory Group, LLC, Dr. Berger and the other parties named therein, as may be amended, restated, supplemented or otherwise modified from time to time.

                  "PROTECTIVE ADVANCE" has the meaning assigned to such term in
         SECTION 2.7(d)(i).


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

                  "PURCHASE OPTION" shall mean that certain letter agreement dated as of September 14, 2005 among Post Advisory Group, LLC, the Credit Parties and Agent, pursuant to which Post Advisory Group, LLC is granted an option to purchase the Obligations and Commitments under certain circumstances, terms and conditions, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "RMI" means Radnet Management, Inc., a California corporation.

                  "REVOLVING LENDER" means a Lender with a Revolver Commitment.

                  "SHAREHOLDER SUBORDINATED DEBT" means, with respect to Dr. Berger, Norman R. Hames and Jeffrey L. Linden, "Subordinated Debt" as such term is defined in the Subordination Agreement applicable to such Person.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

                  "VALIDITY AND SUPPORT AGREEMENT" means that certain Validity and Support Agreement dated as of September 14, 2005 between Dr. Berger and Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "WORKING CAPITAL ADVANCES" has the meaning assigned to such term in SECTION 6.21 of this Agreement

                  2.07 SCHEDULE 1.1 of the Credit Agreement is further amended by amending and restating the following definitions to read as follows:

                  "ACCOUNTS" means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any "account" (as that term is defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any "health-care-insurance receivables" (as that term is defined in the UCC), any "payment intangibles" (as that term is defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, general intangibles, Intellectual Property (as defined in the Security Agreement), rights, remedies, guarantees, supporting obligations, letter of credit rights and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Loan Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

                  "ACCOUNT DEBTOR" shall mean, with respect to any Account, the Person obligated to pay under such Account. The term "Account Debtor" specifically includes, without limitation, any insurer or Governmental Reimbursement Program.

                  "AGREEMENT" means the Credit Agreement to which this SCHEDULE
         1.1 is attached as amended, restated, supplemented or otherwise modified from time to time.


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                  "BASE RATE" means the prime rate publicly announced by LaSalle
         Bank National Association, in effect from time to time.

                  "BORROWING" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Agent in the case of a Protective Advance, in each case, to or on behalf of Administrative Borrower.

                  "BORROWING BASE" means, as of any date of determination, the result of:

                  (a) (i) the sum of (A) 85% of the amount of Eligible Accounts TIMES the Net Collectible Value Advance Rate PLUS (B) the Capitation Receipts for the immediately preceding calendar month, LESS (ii) the amount, if any, of the Dilution Reserve, MINUS

                  (b) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(c).

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Illinois.

                  "DEFAULTING LENDER RATE" means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances.

                  "GUARANTORS" means the Corporate Guarantors and Dr. Berger, and "GUARANTOR" means any one of them.

                  "GUARANTY" means (a) that certain Amended and Restated General Continuing Guaranty dated as of September 14, 2005, executed and delivered by each Corporate Guarantor in favor of Agent for the benefit of the Lender Group, in form and substance satisfactory to Agent, as amended, restated, supplemented or otherwise modified from time to time, (b) that certain General Continuing Limited Guaranty dated as of September 14, 2005, executed and delivered by Dr. Berger in favor of Agent for the benefit of the Lender Group, in form and substance satisfactory to Agent, as amended, restated, supplemented or otherwise modified from time to time and (c) the Validity and Support Agreement.

                  "INDEBTEDNESS" means (a) all obligations for borrowed money,
         (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any


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         obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above, and (h) all current obligations of such Person to make any payment in connection with any put, redemption, repurchase or repurchase rights under any warrants or any other Stock of such Person or any affiliate thereof.

                  "INTERCOMPANY SUBORDINATION AGREEMENT" means that certain Intercompany Subordination Agreement dated as of July 30, 2004, executed and delivered by the Credit Parties and Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "LENDER GROUP" means, individually and collectively, each of the Lenders and Agent.

                  "LOAN DOCUMENTS" means the Agreement, the Cash Management Agreements, the Collateral Assignments, Collection Custodial Agreement, Control Agreements, the Copyright Security Agreements (as defined in the Security Agreement), the Guaranty, the Intercompany Subordination Agreement, the Mortgages, the Patent Security Agreement (as defined in the Security Agreement), the Purchase Option, the Security Agreement, the Trademark Security Agreement (as defined in the Security Agreement), any note or notes executed by any Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement or instrument entered into now or in the future, by any Credit Party or any other Person and or in favor of any member of the Lender Group in connection with the Agreement (including, without limitation, any agreements entered into pursuant to SECTION 5.16).

                  "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by any Credit Party or other Person in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral, as amended, restated, supplemented or otherwise modified from time to time.

                  "OBLIGATIONS" means all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in SECTION 2.11 hereof), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by any Credit Party to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that any Credit Party is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.


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                  "PERMITTED LIENS" means (a) Liens held by Agent to secure the
         Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under SECTION 7.7 of the Agreement, (d) Liens securing the Indebtedness evidence by the Restructuring Documents to the extent permitted by the Intercreditor Agreement and the other Liens set forth on SCHEDULE P-2 (it being understood that, with respect to any Liens set forth on SCHEDULE P-2 that secure Indebtedness evidenced by the Restructuring Documents, such Liens shall be "Permitted Liens" only to the extent permitted by the Intercreditor Agreement), (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either
         (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that (i) do not materially interfere with or impair the use or operation thereof and (ii) are not Environmental Liens. Notwithstanding the foregoing, none of the Liens permitted pursuant to clauses (b) through (k) above may at any time attach to any Accounts of any Credit Party.

                  "RESTRUCTURING DOCUMENTS" means (a) the Master Amendment Agreement dated as of July 29, 2004, among General Electric Capital Corporation, General Electric Company, GE Healthcare Financial Services, RMI and Diagnostic Imaging Services, Inc., and the other agreements, instruments and documents referenced therein or related thereto or to other Indebtedness to one or more of such lenders, all as amended, restated, supplemented, refinanced, extended or otherwise modified from time to time, (b) the Second Amended, Restated and Consolidated Loan and Security Agreement dated as of November 29, 2004, among RMI and Diagnostic Imaging Services, Inc., the lenders party thereto and Post Advisory Group, LLC, as collateral agent, and the other agreements, instruments and documents referenced therein or related thereto or to other Indebtedness to one or more of such lenders, all as amended, restated, supplemented, refinanced, extended or otherwise modified from time to time, (c) the Amended, Restated and Consolidated Loan and Security Agreement, dated as of November 29, 2004, among RMI, Diagnostic Imaging Services, Inc., RadNet Sub, Inc., and RadNet Managed Imaging Services, Inc., the lenders party thereto and Post Advisory Group, LLC, as collateral agent, and the other


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         agreements, instruments and documents referenced therein or related thereto or to other Indebtedness to one or more of such lenders, all as amended, restated, supplemented, refinanced, extended or otherwise modified from time to time, and (d) each agreement made as of June 30, 2004, among Lyon Financial Services, Inc. dba U.S. Bank Portfolio Services, as successor servicer for DVI Financial Services, Inc. (and certain affiliates thereof) and as agent for US Bank, N.A., as trustee, and one or more Borrowers or Affiliates of Borrowers, and the other agreements, instruments and documents referenced therein or related thereto or to other Indebtedness to one or more of such lenders, all as amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

                  "REVOLVER USAGE" means, as of any date of determination, the amount of outstanding Advances.

                  "SECURITY AGREEMENT" means that certain Security Agreement dated as of July 20, 2004, executed and delivered by each Credit Party to Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "SHAREHOLDER NOTES" means (a) that certain promissory note dated as of August 1, 2005, issued by Parent to Dr. Berger in the original principal amount of $2,497,839.45, (b) that certain promissory note dated as of March 1, 2001, issued by Parent in favor of Norman R. Hames in the original principal amount of $1,224,431, and (c) that certain (i) promissory note dated as of August l, 1996, issued by Parent to Oppenheimer & Co., Inc. FBO Jeffrey L. Linden IRA in the original amount of $77,992, (ii) promissory note dated as of August 1, 1996, issued by Parent to Oppenheimer & Co., Inc. FBO Jeffrey L. Linden IRA in the original amount of $10,000 (iii) promissory note dated as of August 1, 1996, issued by Parent to Oppenheimer & Co., Inc. FBO Jeffrey
         L. Linden IRA in the original amount of $5,000, and (iv) promissory note dated as of June 18, 1996 issued by Parent to Oppenheimer & Co., Inc. FBO Jeffrey L. Linden IRA in the original amount of $12,000.

                  "SUBORDINATION AGREEMENTS" means (a) that certain Amended and Restated Intercreditor and Subordination Agreement dated as of September 14, 2005, among Dr. Berger, the Agent and the other parties named therein, (b) that certain Amended and Restated Intercreditor and Subordination Agreement dated as of September 14, 2005, among Norman R. Hames, the Agent and the other parties named therein and (c) that certain Amended and Restated Intercreditor and Subordination Agreement dated as of September 14, 2005, among Jeffrey L. Linden, the Agent and the other parties named therein, each as amended, restated, modified and supplemented from time to time and each as satisfactory in form and substance to Agent.

                  "SUBORDINATED INDEBTEDNESS" means (a) Indebtedness of any Credit Party (including Indebtedness in respect of the Indenture Notes) the terms of which are satisfactory to Agent and which has been expressly subordinated in right of payment to any or all of the Obligations (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to Agent, or (ii) otherwise on terms and conditions (including subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to Agent, and (b) the Shareholder Notes.


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

                  "TERM LOAN AMOUNT" means $880,000.

                  "TERM LOAN COMMITMENT" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of SECTION 13.1. As of the Fourth Amendment Effective Date, all Term Loan Commitments have been reduced to zero. Prior to the Fourth Amendment Effective Date the Lenders made a Term Loan in the Term Loan Amount, of which the principal amount of $792,000 remains outstanding as of the Term Loan Effective Date.

                  "TERM LOAN PRIORITY COLLATERAL" means (i) Hitachi AIRIS .3T Open Permanent Magnet System, fast scanning and MR angiography with separation option, Serial No. C18711140187 and (ii) Insightec ExAblate2000, V4 MR Guided focused ultra sound system, including treatment table, rack, software, uterine fibroids treatment set Serial No. S2006, together with all additions and accessions to, all spare and repair parts, and replacements for, and all supporting obligations and proceeds arising from the sale thereof.

                  "TOTAL DEBT" means, as of any date of determination, without duplication, the sum of (a) the outstanding aggregate amount of the Obligations (including the Advances, the Term Loan, and the Letter of Credit Usage), (b) the outstanding principal amount of Capital Leases of Parent and its Subsidiaries, (c) the outstanding principal amount of Purchase Money Indebtedness of Parent and its Subsidiaries, (d) the outstanding principal amount of Funded Debt of Parent and its Subsidiaries, and (e) the outstanding principal amount of all Indebtedness under the Restructuring Documents, provided that, "Total Debt" shall not include (i) any Indebtedness under the Indenture Documents, (ii) any Indebtedness outstanding under the Shareholder Note of Dr. Berger so long as, as of such date of determination, all payments (interest, principal or otherwise) remain prohibited by the terms of the Post Advisory Subordination Agreement, (iii) any Indebtedness outstanding under the Galt Note (as in effect on the Fourth Amendment Effective Date, or as may from time to time thereafter be amended so long as each such amendment is satisfactory to Agent in its sole discretion), or (iv) any Indebtedness outstanding under the Shareholder Notes of Oppenheimer & Co., Inc. FBO Jeffrey L. Linden IRA (as in effect on the Fourth Amendment Effective Date, or as may from time to time thereafter be amended so long as each such amendment is satisfactory to Agent in its sole discretion) so long as such Indebtedness is at all times subject to the applicable Subordination Agreement.

                  2.08 The definition of "Permitted Acquisition" contained in
SCHEDULE 1.1 of the Credit Agreement shall be amended to insert the word "Corporate" before any use of the word "Guarantor" contained therein.

                  2.09 The definition of "Agent Advances" contained in SCHEDULE
1.1 of the Credit Agreement are hereby deleted.

                  2.10 SECTION 2.1(a) of the Credit Agreement is hereby amended and restated to read as follows:

                  "(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base."

                  2.11 SECTION 2.1(b) of the Credit Agreement is hereby amended and restated to read as follows:

                  "(b) Notwithstanding anything to the contrary in this Agreement, in addition to Advances made pursuant to SECTION 2.1(a), during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make additional Advances ("OVERADVANCE SUBLINE ADVANCES") to Borrowers so long as (A) after giving effect to all such Advances, the Revolving Usage (including of all extant Advances made pursuant to this SECTION 2.1(B)) does not exceed the Borrowing Base by more than the lesser of (x) $2,000,000 and (y) the Capitation Receipts for the immediately preceding calendar month and (B) after giving effect to all such Advances, the Revolver Usage (inclusive of all extant Advances made pursuant to this SECTION 2.1(b)) does not exceed the Maximum Revolver Amount. Except as provided in this SECTION 2.1(b), Overadvance Subline Advances shall be deemed to be Advances hereunder and shall be subject to the same terms and conditions as any other Advance."

                  2.12 SECTION 2.1(e) of the Credit Agreement is hereby amended and restated to read as follows:

                  "Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement reborrowed at any time during the term of this Agreement; PROVIDED THAT, on the last Business Day of each month during the term of this Agreement, Borrowers shall repay to Agent all extant Overadvance Subline Advances. Borrowers shall repay all Advances, together with all accrued and unpaid interest on such amounts, upon the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration."

                  2.13 SECTION 2.2 of the Credit Agreement is hereby amended and restated to read as follows:

                  "2.2 TERM LOAN. Prior to the Fourth Amendment Effective Date, the Lenders made a term loan to Borrowers in the original principal amount of Eight Hundred Eighty Thousand Dollars ($880,000) (the "TERM LOAN"). As of the Fourth Amendment Effective Date, the outstanding principal balance of the Term Loan is Seven Hundred Ninety-Two Thousand and No/100 Dollars ($792,000). The Term Loan shall be repaid in quarterly installments, each in an amount equal to 1/20th of the Term

         Loan Amount, plus accrued and unpaid interest on such amounts, such installments to be due and payable on the first day of each such quarter (commencing on April 1, 2005) and continuing until and including the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration, on which date the unpaid balance of the Term Loan would be due and payable in full, together with all accrued and unpaid interest on such amount. All amounts outstanding under the Term Loan constitute Obligations. Any principal amount of the Term Loan repaid or prepaid may not be reborrowed."

                  2.14 The first sentence of SECTION 2.3(D)(II) of the Credit Agreement is hereby amended and restated to read as follows:

                  "(ii) Any contrary provision of this Agreement notwithstanding, the Revolving Lenders hereby authorize Agent and Agent may, but is not obligated to, knowingly and intentionally, continue to make Advances to Borrowers on behalf of Revolving Lenders notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $2,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charted to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount."

                  2.15 SECTION 2.3(d)(iii) of the Credit Agreement is hereby amended and restated to read as follows:

                  "(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder and all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances constitute Obligations hereunder secured by Agent's Liens. The Protective Advances and Overadvances shall bear interest at the rate then applicable to Advances. The Protective Advances and Overadvances shall be repayable on demand by Agent. Overadvance Subline Advances shall be repayable in accordance with SECTION 2.1(e). The provisions of this SECTION 2.3(D) are for the exclusive benefit of Agent and the Lenders and are not intended to benefit any Borrower in any way."

                  2.16 SECTION 2.4(b) of the Credit Agreement is hereby amended and restated as follows:

                           "(b) APPORTIONMENT AND APPLICATION.

                                    (i) Except as otherwise provided with
                  respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                                    (1) FIRST, ratably to pay any Lender Group
                           Expenses then due to Agent or any of the Lenders under the Loan Documents, until paid in full,

                                    (2) SECOND, ratably to pay any fees or
                           premiums then due to Agent (for its separate accounts, after giving effect to any agreements between Agent and individual Lenders) or any of the Lenders under the Loan Documents until paid in full,

                                    (3) THIRD, to pay interest due in respect of
                           all Protective Advances until paid in full,

                                    (4) FOURTH, to pay the principal of all
                           Protective Advances until paid in full,

                                    (5) FIFTH, ratably to pay interest due in
                           respect of the Advances (other than Protective Advances) and the Term Loans until paid in full,

                                    (6) SIXTH, ratably to pay all principal
                           amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                                    (7) SEVENTH, so long as no Event of Default
                           has occurred and is continuing, to pay the principal of all Advances (in the event there are Overadvances and Overadvance Subline Advances outstanding, first to Overadvances until paid in full and then to Overadvance Subline Advances) until paid in full,

                                    (8) EIGHTH, if an Event of Default has
                           occurred and is continuing, (A) with respect to all payment and proceeds other than proceeds of Term Loan Priority Collateral, (x) first, ratably to pay the principal of all Advances until paid in full (in the event there are Overadvances and Overadvance Subline Advances outstanding, first to Overadvances until paid in full and then to Overadvance Subline Advances), and (y) then, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due hereunder) until the Term Loan is paid in full, and
                           (B) with respect to proceeds of the Term Loan Priority Collateral, (x) first, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due hereunder) until the Term Loan is paid in full, and (y) then, ratably to pay the principal of all Advances until paid in full (in the event there are Overadvances and Overadvance Subline Advances outstanding, first to Overadvances until paid in full and then to Overadvance Subline Advances),

                                    (9) NINTH, if an Event of Default has
                           occurred and is continuing, to pay any other
                           Obligations, and

                                    (10) TENTH, to Borrowers (to be wired to the
                           Designated Account) or such other Person entitled thereto under applicable law."

                  2.17 SECTIONS 2.6(a), (b), (c) and (d) of the Credit Agreement are hereby amended and restated to read as follows:

                  "2.6 INTEREST RATES: RATES, PAYMENTS AND CALCULATIONS.

                  (a)      INTEREST RATES.

                           (i) ADVANCES. Each Advance (including, without
                  limitation, Overadvance Subline Advances) shall bear interest at the rate which is equal to the greater of (x) three and one-quarter percent (3.25%) per annum in excess of the Base Rate in effect from time to time, or (y) nine percent (9.00%) per annum. The Lenders will no longer offer the Borrowers the LIBOR Rate on any Advances.

                           (ii) TERM LOAN. Each advance under the Term Loan
                  shall bear interest at the rate of twelve and one-half percent (12.50%) per annum payable on the first Business Day of each month in arrears. The Lenders will no longer offer the Borrowers the LIBOR Rate on any Term Loan.

                  (b) [Intentionally Omitted].

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders) all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two percent (2) above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Except as provided to the contrary in Section 2.11, interest and all other fees payable hereunder shall be due and payable in cash, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all fees and costs provided for in Section 2.11 (as and when incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate provided in
         Section 2.6(a)(i) hereof."

                  2.18 SECTION 2.7 of the Credit Agreement is hereby amended and restated to read as follows:

                  "2.7     CASH MANAGEMENT.

                  (a) Within sixty (60) days after the Fourth Amendment Effective Date, each Borrower required by Agent (for purposes of this Section 2.7, an "APPLICABLE BORROWER") shall establish and maintain a Government Blocked Account with a United States depository institution designated from time to time by Agent (the "CASH MANAGEMENT BANK"), subject to the provisions of this Agreement for receivables from Governmental Account Debtors. Each applicable Borrower shall execute with the Cash Management Bank a Control Agreement for the Government Blocked Account in form and substance acceptable to Agent, and such other agreements related to such Control Agreement as Agent may require. Each applicable Borrower shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, into the Government Blocked Account all of the Collections from the Governmental Account Debtors, including those sent directly by their Governmental Account Debtors to any Credit Party, PROVIDED that, nothing in this Agreement shall require any Credit Party to deposit any of the GECC Collateral, the Post Collateral or the USB Collateral, as each such term is defined in the Intercreditor Agreement, into the Governmental Blocked Account. All funds deposited into the Government Blocked Account shall be immediately transferred into a depository account owned by Agent (the "CASH MANAGEMENT ACCOUNT").

                  (b) Within sixty (60) days after the Fourth Amendment Effective Date, each applicable Borrower shall establish and maintain a Non-Government Blocked Account with the Cash Management Bank, subject to the provisions of this Agreement for receivables from Account Debtors other than Governmental Account Debtors. Each applicable Borrower shall execute with the Cash Management Bank a separate Control Agreement for the Non-Governmental Blocked Account in form and substance acceptable to Agent, and such other agreements related to such Control Agreement as Agent may require. Each applicable Borrower shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, into the Non-Government Blocked Account all of the Collections from Account Debtors (other than Governmental Account Debtors), including those sent directly by their Non-Governmental Account Debtors to any Credit Party, PROVIDED that, nothing in this Agreement shall require any Credit Party to deposit any of the GECC Collateral, the Post Collateral or the USB Collateral, as each such term is defined in the Intercreditor Agreement, into the Non-Governmental Blocked Account. All funds deposited into the Non-Government Blocked Account shall be immediately transferred into the Cash Management Account.

                  (c) Notwithstanding anything in any Control Agreement to the contrary, each Borrower agrees that it shall be liable for any fees and charges in effect from time to time and charged by the Cash Management Bank in connection with the Blocked Accounts, and that neither Agent nor any Lender shall have any liability therefor. Each Borrower further acknowledges and agrees that, to the extent such fees and charges are not paid by such Borrower directly but are satisfied using collections in the Blocked Accounts, such fees and charges shall be deemed to be Advances made by Revolving Lenders hereunder and, to the extent that the payment of such fees or charges by such Borrower as provided herein results in any overadvance under this Agreement, such Borrower agrees to immediately (upon notice) repay to Agent the amount of such overadvance and Agent shall apply such repayment in accordance with
         SECTION 2.4(b)(i). Each Borrower agrees to indemnify and hold Agent and the Lenders harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys' fees and expenses, arising from or relating to actions of Agent, any Lender or the Cash Management Bank pursuant to this SECTION 2.7 or any Control Agreement.

                  (d) Each Borrower agrees that all payments made to the Cash Management Account or otherwise received by Agent or any Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement.

                  (e) Subject to applicable law regarding Governmental Account Debtors, Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any Accounts of any Borrower or Corporate Guarantor or other amounts owed to any Borrower or any Corporate Guarantor by suit or otherwise;
         (ii) exercise all of any Borrower's or Corporate Guarantor's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower or Corporate Guarantor; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to any Borrower or Corporate Guarantor, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of any Borrower or any Guarantor or other amount owed to any Borrower or any Corporate Guarantor upon such terms, for such amount and at such time or times as Agent deem advisable; (v) prepare, file and sign any Borrower's or Corporate Guarantor's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to any Borrower or Corporate Guarantor; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill any Borrower's or Corporate Guarantor's obligations under this Agreement and the Loan Documents and to allow Agent to collect the Accounts or other amounts owed to any Borrower or Corporate Guarantor. In addition to any other provision hereof, Agent may at any time, after the occurrence and during the continuance of an Event of Default, at Borrowers' expense, notify Account Debtors (subject to applicable law regarding Governmental Account Debtors) to make payment directly to Agent of any amounts due or to become due thereunder (and once such notice has been given to an Account Debtor, no Borrower nor Guarantor shall give any contrary instructions to such Account Debtor during the continuance of an Event of Default without Agent's prior written consent).

                  (f) For purposes of calculating interest and fees, Agent shall, within three (3) Business Days after receipt by Agent at their office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Obligations in the order described in SECTION 2.4(B)(I). For purposes of determining the amount of

         Advances available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Obligations, in the order described in SECTION 2.4(b)(i) on the day of receipt, subject to actual collection.

                  (g) On a monthly basis, Agent shall deliver to Borrowers an account statement showing all Advances, charges and payments which shall be deemed final, binding and conclusive upon the Credit Parties unless Borrowers notify Agent in writing, specifying any error therein, within thirty (30) days after the date such account statement is sent to Borrowers, and any such notice shall only constitute an objection to the items specifically identified.

                  (h) As soon as commercially practical after the Fourth Amendment Effective Date, but in any event not later than 60 days after the Fourth Amendment Effective Date, Borrowers shall cease depositing receipts of Accounts in their depository accounts at Wells Fargo Bank, N.A. and shall instead deposit such funds at the new depository accounts established at LaSalle Bank National Association."

                  2.19 SECTION 2.11 of the Credit Agreement is hereby amended and restated to read as follows:

                  "2.11 FEES.

                  (a) COLLATERAL MONITORING FEE. Borrowers shall pay to Agent for its own account a collateral monitoring fee equal to one-half percent (0.50%) per annum of the Maximum Revolver Amount, which fee shall be payable monthly in arrears on the first Business Day of each month; provided however, Borrowers agree that during each loan year (commencing on the Fourth Amendment Effective Date) a full year's collateral monitoring fee shall be deemed earned at the beginning of such year. The collateral monitoring fee shall be calculated on the basis of a 360-day year.

                  (b) UNUSED LINE FEE. Borrowers shall pay to Agent for the ratable benefit of the Revolving Lenders an unused line fee of one-half percent (0.50%) per annum of the difference between the Maximum Revolver Amount and the average daily balance of the Advances (including, without limitation, any Overadvance Subline Advances) for each month, which fee shall be fully earned by the Revolving Lenders and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360-day year.

                  (c) COMMITMENT FEE. Borrowers shall pay to Agent, for the ratable benefit of all Lenders, a commitment fee equal to Two Hundred Eight Thousand Five Hundred Dollars ($208,500), which fee shall be fully earned by Lenders and payable on the Fourth Amendment Effective Date.

                  (d) COSTS AND EXPENSES. Borrowers shall reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees (whether for internal or outside counsel), incurred by Agent in connection with the (i) documentation and consummation of this transaction and any other transactions among Borrowers, Guarantors, Agent and Lenders, including, without limitation, UCC and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) audit and collateral examination fees; and (v) administration and enforcement of any of Agent's and/or any Lender's rights under this Agreement or any Loan Document. Borrowers shall also pay all normal service charges with respect to all accounts maintained by any Borrower with any Lender and the Cash Management Bank and any additional services requested by any Borrower from any Lender and the Cash Management Bank, including, without limitation, Cash Management Bank administrative service charges incurred by Agent. All such costs, expenses and charges shall constitute Obligations hereunder, shall be payable by Borrowers to Agent on demand, and until paid, shall bear interest at the highest rate then applicable to Advances hereunder. Any amount required to be paid as interest hereunder, or as fees, costs, expenses or other charges payable under this Agreement or any other Loan Documents, or with respect to any Obligations, shall, to the extent due and owing be deemed a request for an Advance, in the amount required to pay same in full, as of the date such payment is due and shall be charged to the Loan Account of Borrowers. In addition, following the occurrence of an Event of Default, Borrowers shall reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by such Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral; (ii) collection of any Obligations; and (iii) administration and enforcement of any of Lenders' rights under this Agreement."

                  2.20 SECTION 3.3 of the Credit Agreement is hereby amended by deleting the date "January 31, 2008" where it appears therein and inserting therefor the date "September 14, 2009".

                  2.21 SECTION 4.1 of the Credit Agreement is hereby amended by adding the following as the last sentence of such Section:

                  "None of the General Electric Capital Corporation, General Electric Company, GE Healthcare Financial Services, Inc., Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as Agent for U.S. Bank, N.A. as Trustee or Collateral Agent, or Post Advisory Group, LLC, as collateral agent, has any Lien on any assets or property of the Credit Parties other than the assets and property described in the Intercreditor Agreement."

                  2.22 SECTION 4.27 of the Credit Agreement is hereby amended by deleting the term "CMS" where is appears therein and inserting therefor the phrase "CMS or OIG".

                  2.23 Section 4 of the Credit Agreement is hereby amended by adding a new Section 4.33 as follows:

                  "4.33 TOWER RECEIVABLES. The relationship between Tower Imaging Medical Group, Inc. ("Tower") and the Credit Parties ceased in October 2003 and, accordingly, no Tower Receivables (as defined in the Intercreditor Agreement) have been generated since October 31, 2003. No contracts, agreements or instruments of Tower evidencing or relating to the Tower Collateral (as defined in the Intercreditor Agreement) were assigned to any Credit Party. No contracts, agreement or instruments evidencing or relating to the Tower Collateral in which any Credit Party has any right, title or interest have generated, or been used by any Credit Party in any way in the generation of, any Account in which any Credit Party has any right, title or interest since October 20, 2003. No checks, deposits or funds are deposited in the Lockboxes (as defined in the Intercreditor Agreement) or Lockbox Accounts (as defined in the Intercreditor Agreement) other than proceeds of Tower Receivables. Under no circumstances shall any Credit Party include any GECC Collateral, USB Collateral or Post Collateral (including, without limitation, the Tower Receivables), as each such term is defined in the Intercreditor Agreement in any Borrowing Base. Tower is not an Affiliate of any Credit Party.

                  2.24 SECTION 5.4 of the Credit Agreement is hereby amended and restated to read as follows:

                  "5.4 GUARANTOR REPORTS. Cause (i) each Corporate Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Corporate Guarantor's financial statements are not consolidated with Parent's financial statements and (ii) Dr. Berger to deliver his federal income tax return with respect to the corresponding year, in each case on the date when such tax return is due or, if earlier, on the date when available."

                  2.25 SECTION 5.5 of the Credit Agreement is hereby amended by inserting the following after the last sentence of such Section:

                  "In furtherance thereof, each Borrower and Parent shall, and shall cause each of the other Credit Parties to, furnish to Agent such information relevant to Agent or any Lender's rights under this Agreement and the other Loan Documents as Agent shall from time to time request. Agent, through its officers, employees or agents, shall have the right, at any time and from time to time, in Agent's name, to verify the validity, amount or any other matter relating to any of Credit Party's Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Each Borrower and Parent authorizes, and shall cause each of the other Credit Parties to authorize, Agent to discuss the affairs, finances and business of the Credit Parties with any of their officers, employees or directors, Affiliates or independent public accountants. Any such discussions shall be without liability to Agent or any Lender or to such independent public accountants. Borrowers shall pay to Agent all customary fees and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Advances hereunder."

                  2.26 SECTION 5.16 of the Credit Agreement is hereby amended by inserting the word "Corporate" before the word "Guarantor" each time it appears therein.

                  2.27 A new SECTION 5.21 is hereby added to the Credit Agreement to read as follows:

                  "5.21 MINIMUM EXCESS AVAILABILITY. As of the last day of each month during the term of this Agreement, Borrowers shall have Excess Availability of at least $2,000,000."

                  2.28 A new SECTION 5.22 is hereby added to the Credit Agreement to read as follows:

                  "5.22 UPDATED AUDIT. At Borrowers' cost, a post-closing review of the Collateral and of the books, records and accounting systems of the Credit Parties, as required by Agent, shall be performed by an internal auditor of Agent or, if required by Agent, an external firm acceptable to Agent, and the results thereof shall be delivered to Agent within sixty (60) days after the Fourth Amendment Effective Date, provided that, if an external firm is utilized for such purpose, Borrowers shall only be charged with an amount for such services that Agent would have charged Borrowers if Agent had utilized internal auditors plus reasonable out-of-pocket costs incurred by such external firm in rendering such services."

                  2.29 Section 6.1 of the Credit Agreement are hereby amended and restated as follows:

                  "6.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

                           (b) Indebtedness evidenced by the Restructuring Documents to the extent permitted by the Intercreditor Agreement, the Indenture Notes and the Indebtedness set forth on SCHEDULE 4.19,

                           (c) Permitted Purchase Money Indebtedness,

                           (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 6.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as (x) with respect to all such Indebtedness other than the Indebtedness evidenced by the Restructuring Documents (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, and (y) with respect to the Indebtedness evidenced by the Restructuring Documents, so long as such refinancing, renewals or extensions of such Indebtedness are permitted by the Intercreditor Agreement.

                           (e) Indebtedness issued in connection with any Permitted Acquisition so long as (i) the incurrence of such Indebtedness would not, on a pro forma basis, after giving effect to any such incurrence of Indebtedness, cause Parent and Borrowers to fail to be in compliance with SECTION 6.16 if such covenants were tested at such time, (ii) no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the incurrence of such Indebtedness, and (iii) such Indebtedness (other than Indebtedness secured solely by Equipment at the time of such Permitted Acquisition) is subordinated to the Obligations hereunder on terms and conditions reasonably satisfactory to Agent,

                           (f) endorsement of instruments or other payment items for deposit, and

                           (g) Indebtedness composing Permitted Investments."

                  2.30 SECTION 6.7(a) of the Credit Agreement is hereby amended and restated as follows:

                  "(a) optionally prepay, redeem, defease, purchase, or otherwise acquire (collectively, a "PREPAYMENT") any Indebtedness of Parent or any Subsidiary of Parent, other than (i) the Obligations in accordance with this Agreement, (ii) in accordance with the Restructuring Documents as in effect on the Fourth Amendment Closing Date without any modification or amendment thereof that is prohibited by the Intercreditor Agreement, and (iii) additional Prepayments in an amount not to exceed $750,000 (or $1,000,000 if the sum of Borrowers' Excess Availability plus Qualified Cash shall be equal to at least $5,000,000, both immediately prior to and immediately after giving effect to any such Prepayment) for any individual Prepayment or in any calendar year or $3,000,000 in the aggregate over the term of this Agreement so long as (A) no Default or Event of Default shall have occurred and be continuing and (B) the sum of Borrowers' Excess Availability plus Qualified Cash shall be equal to at least $4,000,000, in each case both immediately prior to and immediately after giving effect to any such Prepayment,

                  2.31 SECTION 6.7(b) of the Credit Agreement is hereby amended and restated as follows:

                  "(b) (1) make any payment on account of any Subordinated Indebtedness, other than (i) to the extent permitted under clause
         (a)(iii) above with respect to the Indenture Notes, (ii) so long as no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to any such payment, (A) interest (but not including any default interest) due and payable on the Indenture Notes (as in effect on the Closing Date without any modification or amendment thereof) and solely to the extent permitted by the subordination terms thereof and (B) payments due and payable on the Tower Litigation Note (as in effect on the Fourth Amendment Effective Date without any modification or amendment thereof), and
         (iii) payments on account of the Shareholder Subordinated Debt solely to the extent permitted under the applicable Subordination Agreement,
         (2) make any direct or indirect payment or prepayment, in cash, in kind, or otherwise, with respect to any management, advisory or similar fees except regularly scheduled payments of management, advisory or similar fees set forth in the Intercompany Management Agreement as in effect on the date hereof and as permitted by clause (3) of this
         SECTION 6.7(B), or (3) make any direct or indirect payment or prepayment, in cash, in kind or otherwise, of compensation to Dr. Berger or any of his Affiliates, whether as salary, bonus, management fee, advisory fee, similar fee or otherwise, except regularly scheduled payments of management, advisory or similar fees set forth in that certain Management Consulting Agreement dated as of January 1, 1994 between Dr. Berger and BRMG as in effect on the date hereof in an amount not to exceed $300,000 in the aggregate (for all Credit Parties taken together) for in any fiscal year,"

                  2.32 SECTION 6.7(C) of the Credit Agreement is hereby amended and restated as follows:

                  "(c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning indebtedness permitted under SECTION 6.1(B) or (C) (other than amendments, modifications or changes to Indebtedness (i) evidenced by, or any instrument or agreement constituting, an Indenture Document, which shall be governed by clause (d) below or (ii) evidenced by the Restructuring Documents, which shall be governed by clause (d) below), or

                  2.33 SECTION 6.7(dD) of the Credit Agreement is hereby amended and restated as follows:

                  "(d) agree to (i) any amendment or other change to or waiver of any of its rights under any Indenture Document that is adverse to the Agent and the Lenders, (ii) any amendment or other change to or waiver of any of its rights under any Restructuring Document as in effect on the Fourth Amendment Effective Date, in each case, that is prohibited by the Intercreditor Agreement, or (iii) any material amendment or other material change to or material waiver of any of its rights under any Management Agreement or other Material Contract that is adverse to the Agent and the Lenders.

                  2.34 SECTION 6.10 of the Credit Agreement is hereby amended and restated as follows:

                  "6.10 DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Borrower or a wholly-owned Subsidiary of a Borrower to a Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any of the Stock of any of Parent, any Borrower or any Subsidiary, of any class, whether now or hereafter outstanding (collectively, "DISTRIBUTIONS"); PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to any such payment, (a) Borrowers may make Distributions to Parent (1) in amounts necessary to pay customary expenses of Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of Parent) in an aggregate amount not to exceed $750,000 in any fiscal year, (2) in amounts necessary to enable Parent to pay taxes when due and owing by it in the ordinary course of its business as a holding company, (3) in amounts necessary to enable Parent to pay interest on the Indenture Notes to the extent permitted by SECTION 6.7(B) and to make Prepayments in respect of the Indenture Notes to the extent permitted under SECTION 6.7(A), and (4) in amounts necessary to enable Parent to make scheduled payments (but not Prepayments) of interest and principal when due under the Galt Note (as in effect on the Fourth Amendment Effective Date), and (b) Parent may make Distributions in the form of common Stock.

                  2.35 SECTION 6.16(a)(ii) of the Credit Agreement is hereby amended and restated effective July 31, 2005 as follows:

                  "(ii) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio, measured as of the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ended July 31, 2005), for the twelve-month period ending on the last day of each Fiscal Quarter during the term of this Agreement, of not less than the ratio set forth below for the corresponding period set forth below:

             -------------------------- ----------------------------------------

                 APPLICABLE RATIO                  APPLICABLE PERIOD
             -------------------------- ----------------------------------------

                     .95:1.00 For the 12-month period as of the end of the Fiscal Quarter ended July 31,
                                                         2005
             -------------------------- ----------------------------------------

                     .92:1.00 For the 12-month period as of the end of the Fiscal Quarter ending October
                                                       31, 2005
             -------------------------- ----------------------------------------

                    1.00:1.00            For the 12-month period as of the end
                                             of the Fiscal Quarter ending
                                        January 31, 2006, and as of the end of
                                          the last day of each Fiscal Quarter
                                                      thereafter.
             -------------------------- ----------------------------------------

                  2.36 SECTION 6.16(b)(i) of the Credit Agreement is hereby amended and restated effective July 31, 2005 as follows:

                  "(i) MAXIMUM LEVERAGE RATIO. A Leverage Ratio, measured at the end of each Fiscal Quarter, to be greater than the amount set forth in the following table measured as of the applicable date set forth opposite thereto:

             ---------------------------- --------------------------------------

                  APPLICABLE RATIO                   APPLICABLE PERIOD
             ---------------------------- --------------------------------------

                     5.20:1.00             For the 12-month period ending as of
                                            the end of the Fiscal Quarter ended
                                                       July 31, 2005
             ---------------------------- --------------------------------------

                     4.60:1.00             For the 12-month period as of the end
                                               of the Fiscal Quarter ending
                                                     October 31, 2005
             ---------------------------- --------------------------------------

                     4.50:1.00             For the 12-month period as of the end
                                               of the Fiscal Quarter ending
                                                     January 31, 2006
             ---------------------------- --------------------------------------

                     4.30:1.00             For the 12-month period as of the end
                                               of the Fiscal Quarters ending
                                             April 30, 2006 and July 31, 2006
             ---------------------------- --------------------------------------

                     4.00:1.00             For the 12-month period as of the end
                                               of the Fiscal Quarters ending
                                            October 31, 2006, January 31, 2007,
                                             April 30, 2007 and July 31, 2007
             ---------------------------- --------------------------------------

                     3.80: 1.00            For the 12-month period as of the end
                                               of the Fiscal Quarter ending
                                           October 31, 2007, and for the12-month
                                            period ending as of the last day of
                                              each Fiscal Quarter thereafter
             ---------------------------- --------------------------------------


                  2.37 Section 6 of the Credit Agreement is hereby amended by adding the following Section 6.21 thereto in numerical order:

                  "6.21. WORKING CAPITAL ADVANCES. Dr. Berger may from time to time make unsecured interest-free advances to BRMG after the Fourth Amendment Effective Date so long as (each, a "WORKING CAPITAL ADVANCE")

         (i) Dr. Berger notifies Bridge in writing of its intent to make a Working Capital Advance and the amount thereof at least one (1) Business Day in advance of funding of such Working Capital Advance, and
         (ii) 100% of such Working Capital Advance is funded directly into the Bridge Collection Account. Any Working Capital Advance funded into the Bridge Collection Account will be applied to the Obligations in the manner provided in this Agreement. BRMG may prepay the Working Capital Advances solely to the extent permitted under Section 6.7(b) of this Agreement and the applicable Subordination Agreement.

                  2.38 SECTION 11 of the Credit Agreement is hereby amended by deleting the notice provision for the Agent where it appears therein and inserting therefor the following:

                    "If to Agent:        BRIDGE HEALTHCARE FINANCE, LLC, Agent
                                         233 S. Wacker, Suite 5350
                                         Chicago, Illinois  60606
                                         Attn:  Kim Gordon
                                         Fax No.:  312-334-4450
                    with copies to:      VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 N. LaSalle Street, Suite 2500
                                         Chicago, Illinois  60601
                                         Attn:  Thomas E. Schnur, Esq.
                                         Fax No.:  312-609-5005"

                  2.39 SECTION 12 of the Credit Agreement is hereby amended and restated to read as follows:

                  "12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                           (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                           (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT

         AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. PARENT, BORROWERS AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

                           (c) PARENT, BORROWERS AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PARENT, BORROWERS AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT."

                  2.40 Each of SECTION 15.1 and SECTION 15.8 of the Credit Agreement is hereby amended by deleting "WFF" where it appears therein and inserting therefor "BHF".

                  2.41 EXHIBITS A-1, B-1 and C-1 of the Credit Agreement are hereby amended and restated to read as set forth on EXHIBITS A-1, B-1 and C-1 attached hereto.

                  2.42 EXHIBIT L-1 of the Credit Agreement is hereby deleted.

                  2.43 All of the SCHEDULES (other than SCHEDULE 1.1) to the Credit Agreement are hereby amended and restated to read as set forth on the SCHEDULES attached hereto.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Lenders to enter into this Fourth Amendment, each Borrower and Parent, hereby represents and warrants that:

                  3.01 NO DEFAULT. At and as of the date of this Fourth Amendment, after giving effect to this Fourth Amendment, no Default or Event of Default exists.

                  3.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Fourth Amendment, and both prior to and after giving effect to this Fourth Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects.

                  3.03 ORGANIZATIONAL POWER, ETC. Each Credit Party (a) has all requisite organizational power and authority to execute and deliver this Fourth Amendment and the other Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and (b) has taken all organizational action, partnership or otherwise, necessary to authorize the execution and delivery of this Fourth Amendment and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                  3.04 NO CONFLICT. The execution, delivery and performance this Fourth Amendment and the other Loan Documents by each Credit Party a party thereto will not (a) violate any provision of federal, state, or local law or regulation applicable to any Credit Party, the Governing Documents of any Credit Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Credit Party, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Credit Party, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Credit Party, other than Permitted Liens, or (d) require any unobtained approval of any Credit Party's equity interest holders or any unobtained approval or consent of any Person under any material contractual obligation of any Credit Party.

                  3.05 BINDING EFFECT. Each of the Fourth Amendment and each other Loan Document has been duly executed and delivered by each Credit Party a party thereto and constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4. COLLATERAL.

                  4.01 AFFIRMATION OF EXISTING COLLATERAL. Each of Parent and each Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Agent, for the benefit of the Lenders has, and shall continue to have, and is hereby granted a continuing first priority, perfected lien on and security interest in the Collateral, whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof. Each of Parent and each Borrower acknowledges and agrees that nothing herein contained in any way impairs Agent's existing rights and priority in any Collateral.

                  4.02 FURTHER ASSURANCES. Upon the Fourth Amendment Effective Date of this Amendment, and thereafter as Agent may from time to time request, each of Parent and each Borrower shall further assist, and cause each other Credit Party to further assist, Agent in effectuating the terms and intent of this Fourth Amendment and the other Loan Documents, and in assuring continued, effective and proper perfection of the Agent's liens and security interests in the Collateral. Each of Parent and each Borrower hereby authorizes Agent to sign (if necessary) on its behalf, and/or file from time to time, without its signature, any financing statements as Agent may reasonably deem necessary to perfect, or maintain perfection, of Agent's security interests.

         SECTION 5. CONDITIONS. This Fourth Amendment shall be effective upon the fulfillment by Parent and Borrowers, in a manner satisfactory to Agent, of all of the following conditions precedent set forth in this SECTION 5 (in each case, except to the extent waived in writing or made subject to a post-closing agreement by Agent in its sole discretion):

                  5.01 EXECUTION OF THE FOURTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Fourth Amendment.

                  5.02 CLOSING CHECKLIST. Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as EXHIBIT A in each case in form and substance satisfactory to Agent (with such number of originals or copies as required by Agent) executed by the Borrowers, the Guarantors and the other required Persons, as applicable.

                  5.03 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

                  5.04 DUE DILIGENCE. Agent shall be satisfied with the results of its legal and business due diligence.

                  5.05 PRIORITY OF LIEN. Agent shall be satisfied that the Lien on the Collateral is a perfected Lien, prior to all other Liens other than Permitted Liens.

                  5.06 PURCHASE AGREEMENT. BHF and BOF shall have consummated the terms of a Loan Purchase and Assignment Agreement with Wells Fargo Foothill, Inc., which shall be in form and substance acceptable to BHF and BOF.

                  5.07 FINANCIAL STATEMENTS AND REPORTS. Agent shall have received such financial statements, reports, certifications, and other operational information required to be delivered under the Credit Agreement, including without limitation a Borrowing Base Certificate, a pro forma balance sheet as of the Fourth Amendment Effective Date, current interim statements, and revised projections for Borrowers.

                  5.08 REPRESENTATIONS AND WARRANTIES. As of the Fourth Amendment Effective Date, the representations and warranties set forth in
SECTION 3 hereof shall be true and correct.

                  5.09 COMPLIANCE WITH TERMS. Each of Parent and each Borrower shall have complied in all respects with the terms hereof and shall have complied, and caused each other Credit Party a party thereto to comply, with the terms of any other agreement, document, instrument or other writing to be delivered by the Credit Parties in connection herewith.

                  5.10 INSURANCE. Agent shall have received evidence satisfactory to it that the insurance policies required under the Credit Agreement are in full force and effect, together with written evidence showing lender's loss payable or additional insured clauses or endorsements in favor of Agent as required under such section.

                  5.11 MATERIAL ADVERSE EFFECT. Since April 30, 2005, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Borrower or Guarantor, as determined by Agent in its sole discretion, determined in good faith.

                  5.12 FEES AND EXPENSES. Agent shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before the Fourth Amendment Effective Date, including, without limitation, payment of all underwriting fees in accordance with customary practices of Agent.

                  5.13 TAXES. Agent shall have reviewed the results of, and found such results acceptable, in each Person's sole discretion, a takedown audit including verification of payment of all due and owing taxes.

                  5.14 ACCOUNTS. Agent shall have reviewed and found acceptable, in its sole discretion, all healthcare regulatory matters affecting the Credit Parties and the Accounts, including, without limitation (in each case, to the extent such matters relate to the Credit Parties under applicable law): (i) copies of all Medicare and Medicaid cost reports and audit reports for the last three (3) years, and information as to whether any cost reports of any Credit Party (under previous ownership or otherwise) have been audited by the relevant Governmental Authority, (ii) copies of the most recent Department of Health Survey and Plan of Corrections Reports, and (iii) evidence of compliance with healthcare related laws and licensure for the operation of each facility of any Credit Party including, without limitation, certificates of need, evidence of licensure, and evidence of JCAHO accreditation.

                  5.15 CONTRACTS. There is no material default in any obligations of any Borrower or Guarantor under any contract to which such Borrower or Guarantor is a party.

                  5.16 COMPLIANCE WITH LAWS. Each Borrower and each Guarantor shall be in compliance with all applicable laws.

                  5.17 REQUESTED MATERIALS. Each Borrower and Guarantor shall have delivered all due diligence materials to Agent as Agent has requested.

                  5.18 COLLECTION CUSTODIAL AGREEMENT. Agent shall have received an executed Collection Custodial Agreement from Dr. Berger, which shall be in form and substance acceptable to Agent.

                  5.19 TAX RETURNS. Agent shall have received from Dr. Berger tax returns and personal financial statements for the prior two years in form and substance acceptable to Agent.

                  5.20 TAXES PAID. Agent shall have received evidence satisfactory to Agent from Borrowers and Corporate Guarantors that payroll taxes then due and owing have been paid.

                  5.21 SUBORDINATED NOTES. Agent shall have received true, correct and fully executed copies of all Shareholder Notes and the form of Indenture Notes.

                  5.22 AMENDED AND RESTATED SUBORDINATION AGREEMENTS. Agent shall have received fully executed Amended and Restated Subordination Agreements from Dr. Berger, Norman R. Hames and Jeffrey L. Linden.

                  5.23 INDEBTEDNESS DOCUMENTS. Agent shall have received copies of all agreements, instruments and other documents evidencing the Indebtedness of the Credit Parties together with such amendments thereto as may be requested by Agent including, without limitation, an amendment to the financial covenants and related definitions contained in such documents to make them no more restrictive than the financial covenants contained in the Credit Agreement, all of which shall be in form and substance satisfactory to Agent.

         SECTION 6. MISCELLANEOUS.

                  6.01 CONTINUING EFFECT; RATIFICATION. Except as specifically provided herein or in amendment to the other Loan Documents executed in connection herewith, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

                  6.02 NO WAIVER. This Fourth Amendment is limited as specified and the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

                  6.03 REFERENCES.

                           (a) From and after the Fourth Amendment Effective Date, the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Fourth Amendment.

                           (b) From and after the Fourth Amendment Effective Date, (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                  6.04 GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                  6.05 SEVERABILITY. The provisions of this Fourth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fourth Amendment in any jurisdiction.

                  6.06 COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  6.07 HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

                  6.08 BINDING EFFECT; ASSIGNMENT. This Fourth Amendment shall be binding upon and inure to the benefit of Parent, Borrowers, the Lenders and Agent and their respective successors and assigns; PROVIDED, HOWEVER, that the rights and obligations of Parent and Borrowers under this Fourth Amendment shall not be assigned or delegated without the prior written consent of Agent.

                  6.09 EXPENSES. Borrowers agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent (who may be employees of Agent), incurred by Agent in connection with the preparation, negotiation and execution of this Fourth Amendment and any document required to be furnished herewith.

                  6.10 CONFIRMATION OF INDEBTEDNESS. Borrowers hereby acknowledge and confirm that as of the close of business on the day before the Fourth Amendment Effective Date, Borrowers are indebted to the lenders then a party to the Credit Agreement in the amounts set forth on SCHEDULE A to the Loan Purchase and Assignment Agreement, all of which are outstanding in each case, without defense, setoff, claim, counterclaim or deduction of any nature.

                           [SIGNATURE PAGE TO FOLLOW]

            (SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT)

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


PARENT:

PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

  BORROWERS:

BEVERLY RADIOLOGY MEDICAL GROUP III, a California general partnership, as Borrower and Administrative
Borrower

By:   Beverly Radiology Medical Group,
      Inc., its general partner

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

By:   Pronet Imaging Medical Group,
      Inc., its general partner

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

RADNET MANAGEMENT, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
           Howard G. Berger, M.D.
           President

            (SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT)

ACKNOWLEDGED AND AGREED:


OTHER GUARANTORS:

BEVERLY RADIOLOGY MEDICAL GROUP, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

PRONET IMAGING MEDICAL GROUP, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

RADNET SUB, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

SOCAL MR SITE MANAGEMENT, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

RADNET MANAGEMENT I, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

RADNET MANAGEMENT II, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

            (SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT)


DIAGNOSTIC IMAGING SERVICES, INC., a Delaware corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      Chief Financial Officer

RADNET MANAGED IMAGING SERVICES, INC., a California corporation

By:   /s/ Howard G. Berger, M.D.
      -------------------------------------------------
      Howard G. Berger, M.D.
      President

            (SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT)


                        BRIDGE HEALTHCARE FINANCE, LLC, as Agent and as a Lender


                        By: /s/ Kim Gordon
                            ----------------------------------------
                            Kim Gordon
                            Executive Vice President/
                            Chief Credit Officer

                        BRIDGE OPPORTUNITY FINANCE, LLC, as a Lender


                        By: /s/ Randolph T. Abrahams
                            ----------------------------------------
                            Randolph T. Abrahams
                            President and Chief Executive Officer